As filed with the Securities and Exchange Commission on October 31, 1997
                                                  Registration No.   333-______
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             SYMANTEC CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                                              77-0181864
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                              identification no.)

                              10201 TORRE AVENUE
                         CUPERTINO, CALIFORNIA  95014
                   (Address of principal executive offices)

                SYMANTEC CORPORATION 1996 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                             DEREK P. WITTE, ESQ.
                             SYMANTEC CORPORATION
                              10201 TORRE AVENUE
                         CUPERTINO, CALIFORNIA  95014
                                (408) 253-9600
           (Name, address and telephone number of agent for service)

                                  COPIES TO:
                           Jeffery L. Donovan, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------

                               Amount       Proposed Maximum    Proposed Maximum
Title of Securities to be      to be         Offering Price    Aggregate Offering         Amount of
       Registered            Registered         Per Share            Price            Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01          2,648,708(1)        $18.9375(2)     $50,159,907.75(2)         $15,199.97
par value


(1) Represents additional shares available for issuance under the Symantec Corporation 1996 Equity Incentive Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to the shares registered under Form S-8 Registration Statement Nos. 333-07223 and 333-18355. A total of 4,077,946 shares issuable under the Symantec Corporation 1996 Equity Incentive Plan have previously been registered under the Securities Act.
(2) Estimated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on October 28, 1997, solely for the purpose of calculating the amount of the registration fee.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT.

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 2,648,708 shares under the Symantec Corporation 1996 Equity Incentive Plan (the "Plan"), which increase in shares was approved by the stockholders at Symantec Corporation's Annual Meeting of Stockholders on July 23, 1997. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statement Nos. 333-07223 and 333-18355 are hereby incorporated by reference.

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Howard A. Bain III, his true and lawful attorney-in-fact and agent with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on the 30th day of October, 1997.

                              SYMANTEC CORPORATION

                              By:  /s/ Howard A. Bain III
                                 -----------------------------------------
                                   Howard A. Bain III
                                   Vice President World-Wide Operations,
                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                           TITLE                        DATE
-----------------                   -------------                ------------

CHIEF EXECUTIVE OFFICER:

/s/ Gordon E. Eubanks, Jr.    President, Chief Executive       October 30, 1997
--------------------------    Officer and Director
Gordon E. Eubanks, Jr.

    SIGNATURE                           TITLE                        DATE
-----------------                   -------------                ------------

CHIEF FINANCIAL OFFICER:


/s/ Howard A. Bain III        Vice President of                October 30, 1997
--------------------------    World-Wide Operations and
Howard A. Bain III            Chief Financial Officer


CHIEF ACCOUNTING
OFFICER:


/s/ Ron Kisling               Vice President Controller and    October 30, 1997
--------------------------    Chief Accounting Officer
Ron Kisling


ADDITIONAL DIRECTORS:


/s/ Carl D. Carman            Chairman of the Board            October 30, 1997
--------------------------
Carl D. Carman


/s/ Charles M. Boesenberg     Director                         October 30, 1997
--------------------------
Charles M. Boesenberg


/s/ Walter W. Bregman         Director                         October 30, 1997
--------------------------
Walter W. Bregman


/s/ Robert S. Miller          Director                         October 30, 1997
--------------------------
Robert S. Miller


/s/ Robert R.B. Dykes         Director                         October 30, 1997
--------------------------
Robert R.B. Dykes

                              Director                         October __, 1997
--------------------------
Tania Amochaev

                                 EXHIBIT INDEX

DOCUMENT



4.01    Symantec Corporation 1996 Equity Incentive Plan, as amended.

4.02 The Registrant's Restated Certificate of Incorporation (incorporated by reference to Annex G filed with the Registrant's Joint Management Information Circular and Proxy Statement (No. 000-17781) dated
        October 17, 1995).

4.03 The Registrant's Bylaws, as currently in effect (incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1 (File No. 33-28655) originally filed on May 19, 1989, and Amendment No. 1 thereto filed June 21, 1989, which Registration Statement became effective June 22, 1989).

5.01    Opinion of Fenwick & West LLP.

23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02   Consent of Ernst & Young LLP, Independent Auditors.

23.03   Consent of Price Waterhouse, Chartered Accountants.

24.01   Power of Attorney (see page 3).